UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 18, 2019, TriLinc Global Impact Fund – Trade Finance, Ltd. (“TriLinc”), a subsidiary of TriLinc Global Impact Fund, LLC (the “Company”), filed a motion to intervene in a proceeding of Girobank, N.V. and Girobank International, N.V. (collectively, “Girobank”) against The International Investment Group, L.L.C. (“IIG”), IIG Capital, LLC (“IIG Capital”) and IIG Trade Opportunities Fund, N.V. (“TOF,” and, collectively with IIG and IIG Capital, the “IIG Parties”).  TriLinc filed the motion to intervene in the Girobank proceeding so that it may oppose Girobank’s petition for an order of attachment that Girobank obtained from the New York Supreme Court, New York County on April 11, 2019.  This order temporarily attaches approximately $93 million in assets held by the IIG Parties in aid of an arbitration that Girobank commenced against the IIG Parties in 2018.  The court set a hearing on Girobank’s petition for an order of attachment during the pendency of the arbitration for May 2, 2019.  TriLinc filed the motion to intervene in conjunction with an arbitration proceeding it commenced against IIG and IIG Trade Opportunities Fund B.V. (“TOF B.V.”), a subsidiary of TOF, on that same day, asserting claims for breach of contract, breach of fiduciary duty, conversion and unjust enrichment.   There can be no assurance as to whether TriLinc will be successful with respect to its motion to intervene or when or if it will obtain a judgment in its arbitration against IIG and TOF B.V.

The Company previously entered into a sub-advisory agreement with IIG through TriLinc. Between 2014 and 2017, at the recommendation of IIG, the Company invested approximately $44 million in participation interests in trade finance facilities originated by TOF and TOF B.V. for eight Latin American companies (the “IIG Investments”).  TOF is advised by IIG.  As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), and in the Company’s other filings with the Securities and Exchange Commission, the Company has placed seven of the IIG Investments on its “watch list” because the Company determined that there were significant changes in the credit and collection risk of the investments.  The Company also disclosed in its Annual Report that it determined not to engage in any new business with IIG due in part to IIG’s failure to provide the Company with complete and accurate information with respect to its investments for which IIG is the sub-advisor, the misapplication of $6 million that the Company had invested in 2017 and the failure to return the Company’s funds that were misapplied by IIG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

April 22, 2019	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer